Autostrada Motors, Inc.
235 West 500 South
Salt Lake City, Utah 84117

Attention: Douglas W. Fry, President

Water Bank of America, Inc.
1000 Rue De La Gauchetiere Ouest, Suite 2400
Montreal, Quebec, Canada, H3B 4W5

Attention: Jean-Jean Pelletier

Re: Indemnification Agreement of Douglas W. Fry, Stephen R. Fry and Travis T. Jenson (the "Indemnitors") respecting Section 9.02(h) and Exhibit 9.02(h) of the that certain Share Purchase and Share Exchange Agreement (the "Share Purchase Agreement") between Autostrada Motors, Inc., a Utah corporation ("Autostrada"); a corporation incorporated under the federal laws of the Country of Canada that will be a wholly-owned subsidiary of Autostrada ("Newco"); Water Bank of America, Inc., a corporation incorporated under the federal laws of the Country of Canada ("WBOA"); and all of the current shareholders of WBOA (the "WBOA Current Shareholders") and all of the investors in the Private Offering (as defined in the Share Purchase Agreement) (each, individually, a "Private Offering Investors" and collectively the "Private Offering Investors"); the cancellation of certain shares of common stock owned by the Indemnitors; the execution and delivery of a Lock-Up/Leak-Out Agreement; and the payment of the aggregate sum of $100,000 to the Indemnitors

Gentlemen:

In consideration of the closing (the "Closing") of the Share Purchase Agreement, and for the additional sum of $100,000 to be paid by WBOA, the Indemnitors jointly and severally agree: (i) to assume, pay and indemnify and hold Autostrada and WBOA (the "Indemnitees") harmless from and against any and all claims or liabilities of any type or nature whatsoever of Autostrada existing or arising before the Closing of the Share Purchase Agreement; (ii) to deliver to Autostrada for cancellation an aggregate of 400,000 shares of common stock of Autostrada that is currently owned by Stephen R. Fry (200,000 shares) and Douglas W. Fry (200,000 shares); and (iii) to execute and deliver the Lock-Up/Leak-Out Agreement that is Exhibit 9.02(i) to the Share Purchase Agreement. Autostrada shall have thirty (30) days from the Closing within which to pay such sum or this Indemnification Agreement shall be null and void; and at the sole option of Autostrada, such sum may be paid by the conveyance to the Indemnitors, each of whom is a current principal of Autostrada, of all of the outstanding common stock of ASDM Holdings, Inc., a Utah corporation and wholly-owned subsidiary of Autostrada ("ASDM"), together with all right, title and interest in

and to the name "Autostrada," subject to the assumption by the Indemnitors of all liabilities of any type or nature whatsoever of ASDM existing at the Closing of the Share Purchase Agreement.

The Indemnitors represent that the information contained in the reports and/or registration statements of Autostrada that have been filed with the Securities and Exchange Commission (the "SEC Reports") as of the date hereof are true and correct in every material respect and do not contain any misstatement of a material fact or omit to state a material fact required or necessary to be stated therein that would make the statements made therein not misleading.

The Indemnitors and the Indemnitees agree that all of the representations, warranties, covenants and indemnification obligations of the Indemnitors contained herein shall survive the Closing for a period of one (1) year and shall thereafter be of no further force or effect (the "Indemnification Period"). In the event that any claim for indemnification under this Indemnification Agreement shall have been given within the Indemnification Period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved. Notwithstanding anything to the contrary herein, any claim relating to fraud or intentional misrepresentation shall also survive the Closing and continue in full force and effect until expiration of any applicable statute of limitation.

1. The Indemnitors hereby agrees to indemnify and hold WBOA, its officers, directors, employees and agents and each person, if any, who controls WBOA within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the WBOA Current Stockholders, the Private Offering Investors, and, following the Closing, Autostrada and all of its then duly elected officers, directors, employees and agents and each person, if any, who then controls Autostrada within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all past liabilities of any type or nature whatsoever of Autostrada existing at the Closing or arising after the Closing but relating to acts or omissions occurring prior to Closing, which includes any and all expenses related to the defense, compromise or settlement of any action with respect to such liabilities.

2. In case any action shall be commenced involving any person in respect of whom indemnity may be sought pursuant hereto (the "Indemnified Party"), the Indemnified Party shall promptly notify Indemnitors in writing. A delay in giving notice shall only relieve the Indemnitors of liability to the extent the Indemnitors suffer actual prejudice because of the delay. The Indemnitors shall have the right, at their option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

3. The parties agree that all of the representations and warranties contained herein shall

survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

4. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Indemnification Agreement.

5. Any failure on the part of any party hereto to comply with any of his or its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

| | |
|---|---|
| If to the Indemnitors: | 4685 Highland Drive, Suite 202<br>Salt Lake City, Utah 84117 |
| If to Autostrada: | The address listed above |
| If to WBOA: | The address listed above |

7. This Indemnification Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

8. This Indemnification Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Indemnification Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

9. This Indemnification Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

10. This Indemnification Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Indemnification Agreement shall be entitled to recover attorney's fees and costs and such other damages as may have been caused by the default of the defaulting party.

Dated: 10/18/06.

Dated: 10/18/06.

Dated: 10/18/06.

Stephen R. Fry

Douglas W. Fry

Travis T. Jenson